Exhibit 99.1

Contact:	Michael Kirshbaum	The Advisory Board Company
	Chief Financial Officer	2445 M Street, N.W.
	c/o Bianca Alonso	Washington, D.C. 20037
	202.266.5803	www.advisory.com
IR@Advisory.com

THE ADVISORY BOARD COMPANY REPORTS RESULTS FOR

QUARTER ENDED MARCH 31, 2016

Company Reports Quarterly Revenue of $201 Million, Contract Value of $764 Million, and Member Renewal Rate of 94%; Reaffirms Annual Guidance

Performance Underscores the Scalability of ABCO’s Business Model

WASHINGTON, D.C. — (May 5, 2016) — The Advisory Board Company (NASDAQ: ABCO), a leading provider of insight-driven technology, research, and services for organizations in transforming industries, today announced financial results for the quarter ended March 31, 2016.

Highlights from the first quarter of 2016 are as follows (all comparisons are to the quarter ended March 31, 2015):

Quarter ended March 31, 2016

•	Revenue of $200.7 million

•	Contract value of $763.7 million, an increase of 5%

•	Adjusted EBITDA of $47.4 million, an increase of 22%

•	Non-GAAP earnings per diluted share of $0.46, an increase of 53%

•	Member renewal rate of 94% for the twelve months ended March 31, 2016

Robert Musslewhite, Chairman and Chief Executive Officer of The Advisory Board Company, commented, “Over the course of the first quarter of 2016, we continued executing on our plan to further expand our business by driving value through deeper, more comprehensive member relationships. Our strong member value proposition was once again evidenced by an outstanding overall member renewal rate of 94% for the twelve months ended March 31, 2016.”

Mr. Musslewhite continued, “While our first calendar quarter is always a relatively small commercial period for us, the scalability inherent in our business again enabled us to deliver strong adjusted EBITDA growth even as we make investments in innovation and expansion. Continuing these investments ensures that we stay on the cutting edge in order to meet our members’ needs when they rely on us to solve their most pressing problems.”

Mr. Musslewhite concluded, “As we look to the balance of the year, we are capitalizing on the exceptional strength and knowledge of our 3,500+ colleagues and our outstanding products in delivering real, measurable results for the healthcare and education industries. Our objective remains to increase sales to existing members and to expand our base even further by demonstrating the unparalleled value of our insights and offerings.”

First Quarter Financial Review

Revenue increased 12% to $200.7 million for the quarter ended March 31, 2016, up from $179.3 million for the quarter ended March 31, 2015. Contract value increased 5% to $763.7 million as of March 31, 2016, up from $728.7 million as of March 31, 2015.

Net income was $10.3 million, or $0.25 per diluted share, for the quarter ended March 31, 2016, compared to a net loss of $22.1 million, or $0.54 per diluted share, for the quarter ended March 31, 2015. Adjusted net income was $19.4 million for the quarter ended March 31, 2016, up from $12.5 million for the quarter ended March 31, 2015. Non-GAAP earnings per diluted share was $0.46 for the quarter ended March 31, 2016, up from $0.30 for the quarter ended March 31, 2015.

Adjusted EBITDA increased 22% to $47.4 million for the quarter ended March 31, 2016, up from $38.9 million for the quarter ended March 31, 2015.

Adjusted revenue, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA are non-GAAP financial measures.

Share Repurchase

During the three months ended March 31, 2016, the Company repurchased approximately 937,000 shares of its common stock at a total cost of $27.4 million. Since 2004, the Company has repurchased approximately 18.8 million shares of its common stock at a total cost of $479.3 million. As of March 31, 2016, the Company had $70.7 million remaining on its share repurchase authorization.

Outlook for Calendar Year 2016

The Company is reaffirming its financial guidance for calendar year 2016. The Company continues to expect revenue to be in a range of $810 million to $830 million, adjusted EBITDA to be in a range of $188 million to $195 million, and non-GAAP earnings per diluted share to be in a range of $1.63 to $1.73. For the year, the Company continues to expect stock-based compensation expense to be approximately $32 million, interest expense to be approximately $19 million, amortization of acquisition-related intangible assets to be approximately $29 million, amortization of non-acquisition related assets to be approximately $52 million, capital expenditures to be approximately $60 million, and the Company’s effective tax rate to be approximately 40%.

Conference Call Information

As previously announced, the Company will hold a conference call to discuss its first quarter performance this evening, May 5, 2016, at 5:30 p.m. Eastern Time. The conference call will be available via live webcast on the Company’s website at www.advisory.com/IR. To participate by telephone, the dial-in number is 888.336.7150. Participants are advised to dial in at least five minutes prior to the call to register. The webcast will be archived for seven days from 8:00 p.m. Eastern Time on Thursday, May 5, 2016, until 11:00 p.m. Eastern Time on Thursday, May 12, 2016. The Company invites all interested parties to attend the conference call, including the lenders under the Company’s senior secured credit facilities.

A supplemental presentation of information complementary to the information presented in this release and that will be discussed on the conference call will be made available on the Company’s website at www.advisory.com/IR prior to the conference call and will be archived for the same duration as the webcast.

About The Advisory Board Company

The Advisory Board Company is a leading provider of insight-driven technology, research, and services for organizations in transforming industries. Through its innovative membership model, the Company collaborates with more than 230,000 leaders at approximately 5,500 member organizations in health care and education to elevate performance and solve their most pressing problems. The Company provides strategic guidance, actionable insights, cloud-based software solutions, and comprehensive implementation and management services. For more information, visit www.advisory.com.

Non-GAAP Financial Measures

This news release presents information about the Company’s adjusted revenue, adjusted net income, non-GAAP earnings per diluted share, adjusted EBITDA, adjusted effective tax rate, and adjusted weighted average common shares outstanding-diluted, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided in the accompanying tables found at the end of this release for each of the fiscal periods indicated.

Caution Regarding Forward-Looking Statements

Statements in this news release that relate to future results and events are forward-looking statements and are based on the Company’s expectations as of the date of this news release. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “estimate,” “expect,” “guidance,” “intend,” “may,” “outlook,” “plan,” “potential,” “should,” “will,” “would,” or similar words or expressions. Forward-looking statements in this news release include the Company’s expectations regarding its performance and results for fiscal 2016 with respect to revenue, adjusted EBITDA, non-GAAP earnings per diluted share, stock-based compensation expense, interest expense, amortization of acquisition-related intangible assets, capital expenditures, amortization of non-acquisition related assets, and the Company’s effective tax rate.

Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties, and other factors, including those relating to: factors that adversely affect the financial condition of the health care and education industries; federal and state law and regulations governing the health care and education industries and our members’ and our respective compliance with those applicable laws and regulations; effects of federal and state privacy and security laws and cyberattacks and other data security breaches; liability for failure to provide accurate information or for deficient submissions to third party payors; compliance with federal and state laws governing healthcare fraud and abuse or reimbursement; the Company’s ability to attract new members, obtain renewals from existing members, and sell additional products and services; maintenance of the Company’s reputation and expansion of its name recognition; the Company’s ability to offer new and valuable products and services; effects of competition; the Company’s ability to maintain a highly-skilled workforce; unsuccessful design or implementation of our software or delivery of our consulting and management services; delays in generating revenue; disruptions in service or operational failures at our data centers or at other service provider locations; ability to collect and maintain member and third party data and to obtain proper permissions and waivers for use and disclosure of information received from members or on their behalf; maintenance of third-party providers and strategic alliances and entry into new alliances; ability to license, integrate, and access third-party technologies and data; potential liability claims; protection of the Company’s intellectual property; claims of infringement, misappropriation, or violation of proprietary rights of third parties; limitations associated with use of open source technology; estimates and assumptions used to prepare the Company’s consolidated financial statements and any changes made to those estimates; any significant increase in bad debt in excess of recorded estimates; failure to realize the anticipated benefits of the Company’s acquisition of Royall; the inability to integrate successfully the operations of Royall and other acquisitions into the Company’s business; business and financial risks associated with the pursuit of acquisition opportunities; any significant additional impairment of the Company’s goodwill; the Company’s ability to realize a return on its strategic investments; potential imposition of sales and use taxes on sales of the Company’s services; the Company’s ability to realize fully its deferred tax assets; the potential effects of changes in, or interpretations of, tax rules on our effective tax rates; inherent limitations in, and the potential impact of any failure to maintain, effective internal control over financial reporting; effects of issuance of additional capital stock; provisions in the Company’s charter and bylaws that could discourage takeover attempts; and limitations caused by our level of debt, interest payment obligations, and covenants under our senior credit agreement.

This list of risks, uncertainties, and other factors is not complete. The Company discusses some of these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations, and prospects, in its filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2015 and current reports on Form 8-K. These filings are available for review through the Securities and Exchange Commission’s website at www.sec.gov. Any or all forward-looking statements the Company makes may turn out to be wrong, and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties, and other factors, including those identified in this news release. Accordingly, you should not place undue reliance on the forward-looking statements made in this news release, which speak only as of its date. The Company does not undertake to update any of its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

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Reconciliation of Non-GAAP Financial Measures

This news release presents information about the Company’s adjusted revenue, adjusted EBITDA, adjusted net income, non-GAAP earnings per diluted share, adjusted effective tax rate, and adjusted weighted average common shares outstanding-diluted, which are non-GAAP financial measures provided as a complement to the results provided in accordance with GAAP.

A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the fiscal periods indicated. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA or non-GAAP earnings per diluted share to the most directly comparable GAAP financial measures because certain items required for the forecast of such GAAP financial measures, including fair value adjustments to acquisition-related earn-out liabilities, equity in loss of unconsolidated entity, and gains and losses on investment in common stock warrants, cannot reasonably be estimated or predicted at this time.

	Three Months Ended
	March 31,
	2016	2015
Revenue	$200,735	$179,322
Effect on revenue of fair value adjustments to acquisition-related deferred revenue	—	5,882

Adjusted revenue	$200,735	$185,204

	Three Months Ended
	March 31,
	2016	2015
Net income (loss)	$10,339	$(22,072)
Effect on revenue of fair value adjustments to acquisition-related deferred revenue	—	5,882
Equity in loss of unconsolidated entities	34	2,379
Provision (benefit) for income taxes	5,663	(278)
Interest expense	4,821	5,612
Other (income) expense, net	(61)	1,119
Loss on financing activities	—	17,398
Depreciation and amortization	19,767	17,274
Acquisition and similar transaction charges	—	5,649
Fair value adjustments to acquisition-related earn-out liabilities	(1,070)	344
Build to suit land rent	876	—
Vacation accrual adjustment	—	(850)
Stock-based compensation expense	6,982	6,405

Adjusted EBITDA	$47,351	$38,862

	Three Months Ended
	March 31,
	2016	2015
Net income (loss)	$10,339	$(22,072)
Effect of adjusted tax rate on net (loss) income	—	8,529
Effect on revenue of fair value adjustments to acquisition-related deferred revenue, net of tax	—	3,288
Equity in loss of unconsolidated entities	34	2,379
Amortization of acquisition-related intangibles, net of tax	4,679	4,220
Loss on financing activities, net of tax	—	9,725
Acquisition and similar transaction charges, net of tax	—	3,158
Fair value adjustments to acquisition-related earn-out liabilities, net of tax	(692)	192
Build to suit land rent, net of tax	567	—
Vacation accrual adjustment, net of tax	—	(475)
Stock-based compensation expense, net of tax	4,517	3,581

Adjusted net income	$19,444	$12,525

	Three Months Ended
	March 31,
	2016	2015
Net income (loss) per share – diluted	$0.25	$(0.54)
Effect of adjusted tax rate on net (loss) income	—	0.21
Effect of adjusted weighted average common shares outstanding – diluted on (loss) earnings per share	—	0.01
Effect on revenue of fair value adjustments to acquisition-related deferred revenue, net of tax	—	0.08
Equity in loss of unconsolidated entities	—	0.06
Amortization of acquisition-related intangibles, net of tax	0.11	0.10
Loss on financing activities, net of tax rate	—	0.23
Acquisition and similar transaction charges, net of tax	—	0.08
Fair value adjustments to acquisition-related earn-out liabilities, net of tax	(0.02)	—
Build to suit land rent, net of tax	0.01	—
Vacation accrual adjustment, net of tax	—	(0.01)
Stock-based compensation expense, net of tax	0.11	0.08

Non-GAAP earnings per diluted share	$0.46	$0.30

	Three Months Ended
	March 31,
	2016	2015
Effective tax rate	35.3%	1.4%
Effect on tax rate of Washington, D.C. tax law change, including write-off of Washington, D.C. income tax credits	—	43.5%
Effect on tax rate of loss on financing activities	—	(4.8%)
Effect on tax rate of asset impairment	—	—
Effect on tax rate of unconsolidated equity method investment related FIN 48 liability	—	(1.3%)
Effect on tax rate of Royall acquisition costs and other acquisition-related tax items	—	5.3%

Adjusted effective tax rate	35.3%	44.1%

	Three Months Ended
	March 31,
	2016	2015
Weighted average common shares outstanding – diluted	41,873	40,924
Diluted shares outstanding (1)	—	637

Adjusted weighted average common shares outstanding – diluted	41,873	41,561

(1)	During the three months ended March 31, 2015, the Company had net income for non-GAAP purposes and therefore has included diluted shares in its calculation of non-GAAP EPS.

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

AND OTHER OPERATING STATISTICS

(In thousands, except per share data)

	Three Months Ended		Selected
	March 31,		Growth
	2016	2015	Rates
Statements of Income
Revenue (1)	$200,735	$179,322	11.9%

Cost of services, excluding depreciation and amortization (2) (3) (4)	95,949	95,490
Member relations and marketing (2) (3)	32,395	30,726
General and administrative (2) (3) (5)	31,828	31,674
Depreciation and amortization (6)	19,767	17,274

Operating income	20,796	4,158
Other (expense) income
Interest expense	(4,821)	(5,612)
Other income (expense), net	61	(1,119)
Loss on financing activities	—	(17,398)

Total other (expense) income, net	(4,760)	(24,129)

(Loss) income before provision for income taxes and equity in loss of unconsolidated entities	16,036	(19,971)
Provision (benefit) for income taxes	5,663	(278)
Equity in loss of unconsolidated entities	(34)	(2,379)

Net income (loss)	$10,339	$(22,072)

Net income (loss) per share
Basic	$0.25	$(0.54)
Diluted	$0.25	$(0.54)
Weighted average common shares outstanding
Basic	41,492	40,924
Diluted	41,873	40,924
Contract Value (at end of period)	$763,702	$728,691	4.8%
Percentages of Revenue
Cost of services, excluding depreciation and amortization (2) (3) (4)	47.8%	53.3%
Member relations and marketing (2) (3)	16.1%	17.1%
General and administrative (2) (3) (5)	15.9%	17.7%
Depreciation and amortization (6)	9.8%	9.6%
Operating income	10.4%	2.3%
Net income (loss)	5.2%	(12.3%)

(1) Amounts include effect on revenue of fair value adjustments to acquisition-related deferred revenue, as follows:
Revenue	—	5,882

(2) Amounts include stock-based compensation, as follows:
Cost of services	2,187	1,892
Member relations and marketing	1,114	1,146
General and administrative	3,681	3,367

(3) Amounts include Build to suit land expense, as follows:
Cost of services	426	—
Member relations and marketing	304	—
General and administrative	146	—

	Three Months Ended		Selected
	March 31,		Growth
	2016	2015	Rates

(4) Amounts include fair value adjustments of acquisition-related earn-out liabilities, as follows:
Cost of services	(1,070)	344

(5) Amounts include acquisition and transaction related costs, as follows:
General and administrative	—	5,649

(6) Amounts include amortization of acquisition-related intangibles, as follows:
Depreciation and amortization	7,231	7,549

THE ADVISORY BOARD COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$52,437	$71,825
Membership fees receivable, net	554,055	605,444
Prepaid expenses and other current assets	21,149	22,543

Total current assets	627,641	699,812
Property and equipment, net	183,525	183,057
Intangible assets, net	269,860	274,721
Deferred incentive compensation and other charges	72,835	81,181
Goodwill	740,458	738,200
Investments in unconsolidated entities	511	706
Other non-current assets	1,800	1,800

Total assets	$1,896,630	$1,979,477

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue, current	$550,072	$581,471
Accounts payable and accrued liabilities	60,371	74,879
Accrued incentive compensation	39,297	41,173
Debt, current	27,750	27,743

Total current liabilities	677,490	725,266
Deferred revenue, net of current portion	147,558	173,953
Deferred income taxes, net of current portion	92,272	93,893
Debt, net of current portion	515,146	522,086
Financing obligation	7,606	2,700
Other long-term liabilities	16,020	12,488

Total liabilities	1,456,092	1,530,386

Stockholders’ equity:
Common stock	409	416
Additional paid-in capital	755,325	744,333
Accumulated deficit	(312,961)	(295,860)
Accumulated other comprehensive income	(2,235)	202

Total stockholders’ equity	440,538	449,091

Total liabilities and stockholders’ equity	$1,896,630	$1,979,477

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$10,339	$(22,072)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	19,767	17,274
Loss on financing activities	—	17,398
Amortization of debt issuance costs	340	422
Deferred income taxes	(48)	10,067
Excess tax benefits from stock-based awards	(1,269)	(565)
Stock-based compensation expense	6,982	6,405
Equity in loss of unconsolidated entities	34	2,379
Changes in operating assets and liabilities (net of the effect of acquisition):
Membership fees receivable	51,389	35,189
Prepaid expenses and other current assets	4,414	(6,825)
Deferred incentive compensation and other charges	8,214	901
Other non-current assets	—	(258)
Deferred revenue	(57,794)	(18,632)
Accounts payable and accrued liabilities	(11,596)	3,402
Acquisition-related earn-out payments	(1,432)	—
Accrued incentive compensation	(1,876)	1,779
Other long-term liabilities	(260)	(3,949)

Net cash provided by operating activities	27,204	42,915

Cash flows from investing activities:
Purchases of property and equipment	(9,632)	(10,712)
Capitalized external use software development costs	(836)	(1,261)
Cash paid for acquisitions, net of cash acquired	(1,900)	(742,915)
Sales of marketable securities	—	14,714

Net cash used in investing activities	(12,368)	(740,174)

Cash flows from financing activities:
Proceeds from debt, net	—	1,280,292
Pay down of debt	(7,187)	(725,000)
Debt issuance costs	—	(2,568)
Proceeds from issuance of common stock, net of selling costs	—	148,786
Proceeds from issuance of common stock from exercise of stock options	3,019	1,524
Withholding of shares to satisfy minimum employee tax withholding	(396)	(49)
Proceeds from issuance of stock under employee stock purchase plan	120	129
Acquisition-related earn-out payments	(3,600)	(1,500)
Excess tax benefits from stock-based awards	1,269	565
Purchases of treasury stock	(27,449)	—

Net cash (used in) provided by financing activities	(34,224)	702,179

Net (decrease) increase in cash and cash equivalents	(19,388)	4,920
Cash and cash equivalents, beginning of period	71,825	72,936

Cash and cash equivalents, end of period	$52,437	$77,856